                                                                   EXHIBIT 99.01

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(B)(4), 200.83 AND 230.406.

                                                                November 9, 1999


                        DEVELOPMENT AND LICENSE AGREEMENT

        THIS DEVELOPMENT AND LICENSE AGREEMENT is made effective as of November 9, 1999 (the "Effective Date") by GENERAL MAGIC, INC., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic"), and GENERAL MOTORS CORPORATION, a Delaware corporation having a place of business at 888 West Big Beaver Avenue, Suite 200, Troy, Michigan 48084, by and through its OnStar division ("GM").

                                   BACKGROUND

        A. Magic has designed, developed, and deployed a voice-accessible service known as the Portico virtual assistant service (the "Portico Service"). In addition, Magic has expertise in building and operating voice-accessible network services.

        B. GM desires to license from Magic a custom-branded version of the Portico Service, to be hosted initially in Magic's network operations center in Sunnyvale, California, for initial deployment primarily through equipment installed onboard vehicles as part of GM's OnStar system.

        C. Magic is willing to develop a custom-branded version of the Portico Service for GM, and to host and operate this custom-branded version of the Service for GM as part of GM's OnStar system, and to assist GM to transition this custom-branded version of the Service to a call center operated by GM's OnStar division on the terms and conditions set forth in this Agreement.

        The Parties therefore agree as follows:

                                    AGREEMENT


1. DEFINITIONS. As used in this Agreement:

        1.1. "ACCEPTANCE TEST PLAN" means a written plan for testing and either accepting or rejecting Magic Deliverables individually and the OnStar Service as a whole, which will include the testing procedures to be used and the responsibilities of each Party in performing the tests, to be developed and mutually approved pursuant to Section 2.1 (Development Services), as such plan may be modified and updated from time to time by written agreement of the Parties.

        1.2. "AFFILIATE" means, with respect to GM, Saab Automobile AB and any entity that GM directly or indirectly controls, where "control" means ownership of more than fifty percent (50%) of the outstanding voting securities or voting interests of the entity in question.

        1.3. "API" means an applications programmer's interface.

        1.4. "CUSTOM FEATURES" means additional features or functionality of the OnStar Service requested by GM after the Launch Date pursuant to Section 2.6 (Custom Features).

        1.5. "EXECUTABLE CODE" means the fully compiled version of a software program that can be executed by a computer and used by an end user without further compilation.

        1.6. "FIELD OF USE" means services designed to be used primarily through equipment installed onboard vehicles.

        1.7. "GM BACKGROUND TECHNOLOGY" means all software, programming code, APIs, development tools, speech recognition engines, hardware and other technology existing as of the Effective Date and used by GM to develop, operate, or maintain the OnStar System as it exists as of the Effective Date.

        1.8. "GM DELIVERABLES" has the meaning given to such term in Section 2.7 (GM Background Technology).

        1.9. "GM MARKS" means the trade names and trademarks of GM and its Affiliates used in connection with the OnStar Service.

        1.10. "ILLICIT CODE" means any hidden files, any automatically replicating, transmitting or activating computer program, any virus (or other malicious computer program), or any hardware-limiting or software-limiting function (including, but not limited to, any key, node lock, time-out or other similar functions), whether implemented by electronic or other means.

        1.11. "IMPROVEMENT" (1) when made by the party that owns the Background Technology, means, with respect to any software or other technology, any and all
(a) enhanced, modified, updated, or upgraded versions thereof, (b) translations, abridgments, revisions, derivative works, or other forms in which the same may be recast, transformed, or adapted, and (c) improvements thereon, regardless of whether any portion thereof is or may be validly copyrighted, patented, or protected as a trade secret; and (2) when made by the other party means, with respect to any software, any and all (a) enhanced, modified, updated, or upgraded versions thereof, (b) translations, abridgments, revisions, derivative works, or other forms in which the same may be recast, transformed, or adapted, and (c) improvements thereon that may be validly copyrighted.

        1.12. "INITIAL PHASE" means the period of development of the OnStar Service pursuant to Section 2.1 (Development Services) up through the Launch Date.

        1.13. "INTELLECTUAL PROPERTY RIGHTS" means all current and future copyrights, trade secrets, patents and other patent rights, utility models, mask work rights, moral rights, and all other intellectual property rights (except for trademarks, trade names, and service marks) in any jurisdiction in the world, including all applications and registrations with respect thereto.

        1.14. "LAUNCH DATE" means the date on which the OnStar Service is first made commercially available.

        1.15. "LICENSE FEE" means the five million dollar ($5,000,000) fee to be paid by GM to Magic pursuant to Section 6.1 (License Fee).

        1.16. "MAGIC BACKGROUND TECHNOLOGY" means Magic Software and all other software, programming code, APIs, development tools, speech recognition engines, hardware and other technology existing as of the Effective Date and used by Magic to develop, operate, or maintain the Portico Service.



                                       2.

        1.17. "MAGIC DELIVERABLES" means the items listed in Exhibit A, as it may be amended from time to time by the Parties, to be developed by Magic and delivered to GM in the course of development of the OnStar Service during the Initial Phase, which will be specifically identified in accordance with Section
2.1 (Development Services).

        1.18. "MAGIC SOFTWARE" means the proprietary software owned by Magic and necessary to operate the OnStar Service, including any and all Updates thereto furnished to GM.

        1.19. "MATERIAL BREACH" of this Agreement by GM means any of the following: (a) non-payment by GM of the License Fee; and (b) non-payment by GM of the Support Fees during the term of this Agreement.

        1.20. "'031 PATENT" means Magic's U.S. patent number 5,603,031 titled "System and Method for Distributed Computation Based on Movement, Execution, and Interaction of Processes in a Network."

        1.21. "ONSTAR ITEMS" means the elements of the voice user interface and graphical user interface customizations (including dialogue scripts, voice prompts, and grammar enhancements for the voice user interface) developed by Magic specifically for GM (including, by way of example, all XML scripts created using any scripting tool during the term of this Agreement unless such development is funded by Magic).

        1.22. "ONSTAR SERVICE" means the custom-branded version of the Portico Service designed for use primarily through equipment installed onboard vehicles, to be developed by Magic for GM pursuant to this Agreement (including any Custom Features developed pursuant to this Agreement).

        1.23. "ONSTAR SYSTEM" means the interactive communications system provided by GM and known as OnStar. It is expected that the OnStar Service will be one component of the OnStar System.

        1.24. "PARTY" means either Magic or GM, as the context requires, and "Parties" means both Magic and GM.

        1.25. "PERSON-MONTH" means the amount of time equivalent to one person working full-time (i.e., forty (40) hours per week) for one full calendar month (taking into account weekends and nationally recognized holidays).

        1.26. "SCHEDULE" means the schedule for completion of various aspects of the development work to be undertaken during the Initial Phase, as such schedule, listed in Exhibit A, may be modified and updated from time to time in accordance with Section 2.8 (Changes).

        1.27. "SOURCE CODE" means the human-readable version of a software program that can be compiled into Executable Code.

        1.28. "SPECIFICATIONS" means the specifications for the OnStar Service, to be developed and mutually approved pursuant to Section 2.1 (Development Services), as such specifications, listed in Exhibit A, may be modified and updated from time to time in accordance with Section 2.8 (Changes).



                                       3.

        1.29. "SUBSCRIBER" means an individual who has subscribed to the OnStar Service pursuant to a signed, written agreement as described in Section 3.9 (Subscriber Agreements).

        1.30. "UPDATE" means any new version of Magic Software that Magic implements for the Portico Service.

        1.31. "USER DATA" means data regarding Subscribers collected by Magic in the course of providing the OnStar Service, including names, addresses, and telephone numbers, as well as all messages and folders created by users of the OnStar Service.

2. DEVELOPMENT OF ONSTAR SERVICE

        2.1. DEVELOPMENT SERVICES. Magic will use diligent efforts to develop the OnStar Service, to work with GM to make modifications to the OnStar System as necessary to integrate the OnStar Service into the OnStar System's call center, and to support GM in the transition of the OnStar Service into the OnStar System's call center, all in accordance with the Schedule and the Specifications and with assistance and input from GM as described below and in
Section 2.3 (Project Management). This work is expected to include, among other things: (a) the development, mutual approval, and refinement of the list of Magic Deliverables, Specifications, and Acceptance Test Plan; (b) the development of interfaces between Magic Background Technology and the OnStar System; and (c) the evaluation, testing, and acceptance of the OnStar Service in accordance with Section 2.5 (Acceptance Testing). ). While Magic Deliverables, Specifications and Acceptance Test Plan will be mutually agreed to, it is understood that (a) GM will have strategic control of all aspects of the OnStar-specific version of the desktop for the OnStar Service and (b) the Specifications and Acceptance Test Plan will have the purpose of achieving GM OnStar Division standards for like services.

        2.2. COMMITTED RESOURCES. Magic will provide, at no charge to GM (other than reimbursement of reasonable travel expenses as provided in Section 6.6 (Expenses)), 315 Person-Months of its employees' time working on the development of the OnStar Service as described in Section 2.1 (Development Services). Any additional engineering services requested by GM and provided by Magic with regard to the OnStar Service (including the development of Custom Features pursuant to Section 2.6 (Custom Features)) will be charged to GM at Magic's then-current standard time and materials rates unless the Parties agree in writing on specific non-recurring engineering fees to be paid by GM to Magic for such services.

        2.3. PROJECT MANAGEMENT. Each Party will appoint a team of employees who will be jointly responsible for managing the development work during the Initial Phase. Each Party may replace the personnel on its project management team or add new people to the team from time to time as it deems necessary or appropriate. Each Party will designate one member of its team as the "Project Manager"; it will be the responsibility of the Project Managers to ensure orderly conduct of the development work and to attempt in good faith to resolve any disputes between the Parties as they arise. Each Party may replace its Project Manager or other members of its project team from time to time as it deems necessary or appropriate, provided that each Party will use reasonable efforts to minimize such replacements. The Project Managers will be empowered to grant approvals with respect to Schedules, Specifications, and determinations of whether the OnStar Service, or any Custom Feature, is suitable for commercial release. However, the Project Managers will not have the authority to amend the terms of this Agreement. Each Party will instruct its personnel to adhere, when they are on the other Party's



                                       4.

premises, to the workplace rules and policies of the other Party of which they are informed by the other Party.

        2.4. INDEPENDENT CONTRACTORS. Magic will use diligent efforts to have those of its employees who will be working on the development of the OnStar Service during the Initial Phase sign independent contractor agreements with GM that will take effect if (and only if) Magic becomes insolvent or enters in bankruptcy proceedings (which if involuntary are not discharged within ninety
(90) days). GM will approve the form of independent contractor agreement before any such agreement is provided to a Magic employee, and provide Magic with a range of compensation that Magic will be authorized to offer to the employees in question.

        2.5. ACCEPTANCE TESTING. Upon delivery of Magic Deliverables, the Parties will conduct testing of such Magic Deliverables in accordance with the Acceptance Test Plan to determine whether such Magic Deliverables meet the applicable Specifications in all material respects. Upon completion of the development of the OnStar Service during the Initial Phase, the Parties will conduct testing of the OnStar Service as a whole in accordance with the Acceptance Test Plan to determine whether the OnStar Service operates in accordance with the Specifications in all material respects. If the testing results indicate that any Magic Deliverable meets the applicable Specifications in all material respects, such Magic Deliverable will be deemed accepted. Similarly, if the testing results indicate that the OnStar Service operates in accordance with Specifications in all material respects, the OnStar Service will be deemed accepted. Otherwise, Magic will use commercially reasonable efforts to modify Magic Deliverables or the OnStar Service (as the case may be) and acceptance testing (in accordance with the Acceptance Test Plan) will be repeated as necessary until Magic Deliverables meet the applicable Specifications in all material respects or the OnStar Service operates in accordance with the Specifications in all material respects. If required, Magic will perform the work necessary to modify and retest the OnStar Service at no charge to GM above and beyond the 315 Person-Months of committed resources described in Section 2.2 (Committed Resources). If any Magic Deliverable or the OnStar Service as a whole has not been accepted after three (3) rounds of testing as described above, Magic will offer to GM, free of charge, the API documentation and other tools necessary to develop or modify the Magic Deliverable or the OnStar Service and GM will have a non-exclusive, non-transferable, limited license to use such API documentation and tools solely to develop and modify the Magic Deliverable or the OnStar Service until it is accepted as set forth above.

        2.6. TIMING OF DELIVERY. The parties have reviewed the requirements listed in Exhibit A and agree that they represent the proposed baseline features, subject to further scoping of the GM requirements and technical feasibility, intended for commercial release of the OnStar Service on the Launch Date and the Parties have a reasonable expectation that the OnStar Service with these features can be Launched in the OnStar System by [**], subject to further review as indicated above.

        2.7. CUSTOM FEATURES

                2.7.1. REQUESTS BY GM. After the Launch Date, GM may request that Magic develop Custom Features by submitting to Magic a written request describing the desired Custom Features in reasonable detail. Within thirty (30) days of receiving such a request, Magic will evaluate the request and provide a written response to GM identifying whether Magic believes it is feasible to develop and implement the requested Custom Features, the anticipated



                                       5.

amount of time needed to do so, and the cost of doing so. Unless Magic believes that it is not feasible to develop and implement the requested Custom Features (in which case Magic will provide a reasonably detailed explanation of the reasons for this belief) or GM rejects Magic's estimate of the time and cost of developing and implementing the requested Custom Features, the Parties will work together to adopt a development schedule, specifications (which will become part of the Specifications when jointly approved), and payment terms for the requested Custom Features unless included in the Committed Resources, all of which must be mutually approved in writing. Magic's written response will include (i) a written description of the work Magic anticipates performing in connection with the Custom Features; (ii) a schedule for commencing and completing the Custom Features; (iii) Magic's prospective non-recurring charges for such Custom Features; (iv) any increase or decrease in the recurring charges as a result of the implementation of the Custom Features; (v) a description of any software to be developed or modified by Magic or hardware to be provided by Magic in connection with such Custom Features; (vi) the software, hardware, and other resources and run-time requirements necessary to develop and operate any new applications; (vii) the human resources necessary to develop and operate any new applications or provide the Custom Features; (viii) list of any existing software, hardware and/or other resources included in or to be used in connection with such Custom Features; and (ix) suggested acceptance test criteria and procedures in respect of any new applications or any products or services.

                2.7.2. DEVELOPMENT AND IMPLEMENTATION. Magic will use commercially reasonable efforts to develop and implement Custom Features pursuant to the mutually approved development schedule. If Magic is unable to develop or implement the Custom Features in a timely fashion, Magic will offer to GM, free of charge, the API documentation and other tools necessary to develop the Custom Features so that GM may develop these Custom Features, and GM will have a non-exclusive, non-transferable, limited license to use such API documentation and tools solely to develop and implement these Custom Features. GM will deliver to Magic the complete Source Code and technical documentation for any Improvements to the Magic Background Technology delivered by Magic to GM under this Section 2.6.2 that are developed by or for GM.

        2.8. GM BACKGROUND TECHNOLOGY. GM will deliver to Magic those components of the GM Background Technology as the parties mutually agree are reasonably necessary in order for Magic to develop, operate, and support the OnStar Service and any Custom Features (collectively, the "GM Deliverables"). Magic will have a non-exclusive, non-transferable (except as provided in Section 12.7 (Assignment)), royalty-free license during the term of this Agreement to use and reproduce, and to the extent necessary modify and create Improvements to or from, the GM Deliverables, solely for the purpose of developing, operating, and supporting, the OnStar Service and any Custom Features. The GM Deliverables will be considered Confidential Information of GM subject to Section 7 (Confidentiality).

        2.9 CHANGES. Any change to the Schedule or the Specifications will require the written approval of each Party's Project Manager. Any proposal to change the Schedule or Specifications will be submitted in writing to both Project Managers, who will then have fifteen (15) days to review the proposal and communicate with each other regarding the proposal. If the proposal is not approved in writing by each Party's Project Manager within fifteen (15) days, the proposal will have no effect and will not be binding on either Party, it being understood that the parties will use commercially reasonable efforts to implement GM's strategy for the OnStar version of the desktop and to maintain the performance of the OnStar Service at the level of GM



                                       6.

OnStar Division standards for like services. During the term of this Agreement, GM will have priority at least as great as that of any other customer or development or joint venture partner of Magic to additional services from Magic as proposed changes may require.

        2.10 WARRANTIES AND INDEMNIFICATION. Magic shall, upon GM's request and at GM's cost, enforce all warranties or indemnifications given by suppliers/licensors of software included in the OnStar Service to the extent that such warranties and indemnifications are not assignable to GM and that Magic determines not to assign them to GM.

        2.11 INVENTORY. Magic shall provide to GM in January of each year during this Agreement, an inventory, effective January 1 in any given year, of all software platforms and applications utilized by Magic in connection with the provision of the OnStar Service. Such inventory shall identify, in respect of each software program, the version or release number and whether the copy of the software program is: (i) GM Software or Magic Software; (ii) licensed or owned and, if licensed, who the licensor and licensee are; and (iii) dedicated to GM or shared with third parties.


        2.12 SOFTWARE. The OnStar Service developed by Magic:


                (i)     shall not contain Illicit Code (as defined in Exhibit
                        A); and

                (ii) shall not alter, damage or erase any data or software in the OnStar Service without control of a person operating the computing equipment on which it resides.

                As the sole and exclusive remedy to the occurrence of any event prohibited in 2.12 (i) or (ii), Magic shall immediately undertake, at no cost to GM, to remove such virus, and to correct and repair any damage to data or software caused by such virus



3. PROVISION OF ONSTAR SERVICE

        3.1. LICENSES TO GM. Subject to the terms and conditions of this Agreement, Magic hereby grants to GM the following worldwide, perpetual and irrevocable (except as provided in Section 11.3 (Effects of Termination)), non-transferable (except as provided in Section 14.7 (Assignment)), non-exclusive (except as provided in Section 3.2 (Exclusivity)) licenses, under all of Magic's applicable Intellectual Property Rights including the '031
Patent:

                (a) to use all Magic Background Technology and all Improvements thereto (other than OnStar Items) in the Field of Use;

                (b) to use and reproduce and to sublicense third party contractors providing hosting services for the OnStar System to use and reproduce (in Executable Code form only) the Magic Software as necessary to operate the OnStar Service as delivered by Magic and/or as extended by or for GM solely within the Field of Use; and



                                       7.

                (c) to use, reproduce, modify, and create Improvements to the Source Code for the Company Software, as necessary to operate and support the OnStar Service solely within the Field of Use (it being understood that this Source Code license may be exercised by GM only upon the release of the Source Code and related materials from escrow as described in Section 3.2 (Source Code Escrow)).

GM understands and agrees that the OnStar Service will be offered and provided only within the Field of Use unless the Parties agree in writing on the royalties to be paid by GM to Magic for offering and providing the OnStar Service outside the Field of Use. At GM's request, Magic will negotiate in good faith with GM concerning a royalty-bearing, non-exclusive license to market the OnStar Service to cellular telephone carriers on commercially reasonable mutually agreeable terms.

        3.2. SOURCE CODE ESCROW. Upon execution of this Agreement, the Parties will enter a source code escrow agreement in the form of Exhibit B (Source Code Escrow Agreement) providing for deposit by Magic of the Source Code of the Magic Software with an escrow agent satisfactory to both Parties. The Source Code escrow agreement referred to above will provide for a release of the source code and related escrow materials to GM only upon the occurrence of one of the following events: (a) Magic voluntarily enters into bankruptcy proceedings, (b) involuntary bankruptcy proceedings are commenced against Magic and not discharged within ninety (90) days, or (c) Magic refuses to provide maintenance and support for the OnStar Service on reasonable commercial terms following the expiration or termination of this Agreement for any reason other than a Material Breach by GM. GM will pay all fees and expenses of the escrow agent.

        3.3. EXCLUSIVITY. Magic agrees that (a) for a period of one (1) year after the Launch Date, Magic will not license the Magic Background Technology for use in services within the Field of Use, and (b) for a period of five (5) years from the date of GM's delivery of the applicable OnStar Item, Magic will not transfer or sublicense its rights under its license to the OnStar Items (as set forth in Section 4.9 (License of OnStar Items to Magic)) to any vehicle manufacturer or any supplier thereof for use in services within the Field of Use. However, unless otherwise agreed by the Parties in writing, (i) clause (a) of the preceding sentence will cease to be of any force or effect if the Launch Date does not occur within 360 days from the Effective Date, and (ii) clause (b) of the preceding sentence will cease to be of any force or effect if the Launch Date does not occur within 360 days from the Effective Date and at such time GM has no present plans to commercially deploy the OnStar Service, in each case unless and only to the extent that any such delay is caused by Magic's failure to fulfill its obligations to develop the OnStar Service under this Agreement.

        3.4. INITIAL HOSTING AND CUSTOMER SUPPORT BY MAGIC. Initially Magic will host the OnStar Service (but not other parts of the OnStar System) in its network operations center, which is currently located in Sunnyvale, California. Magic will also provide second-level customer support for the OnStar Service as described in Exhibit C (Second Level Support); however, GM will be solely responsible for providing all first-level customer support for the OnStar Service and all customer support for other aspects of the OnStar System such as theft protection and lock-outs. While Magic is hosting the OnStar Service for GM, Magic will use reasonable commercial efforts to achieve the service levels set forth in Exhibit D (Service Levels). Exhibits



                                       8.

C and D will be added in a form mutually agreed to by the Parties within 60 days after the Effective Date.

        3.5. TRANSITION TO GM. At GM's request, Magic will transition the hosting and customer support for the OnStar Service to GM as follows. Magic will deliver to GM a copy of all Magic Software, in executable code form. Magic will also identify all hardware and third party software needed to operate the OnStar Service; GM will be responsible for obtaining all required licenses for such third party software and content, and all hardware and telecommunications services needed to operate the OnStar Service, at its own expense. Magic will assist in the installation, configuration, and implementation of the hardware, Magic software and the third party software described above at GM's facilities, as GM may reasonably request, at Magic's then-current standard hourly rates to the extent not accomplished with the Committed Resources. Magic will invoice GM for these fees, as well as any reasonable travel and other expenses actually incurred by Magic in providing this assistance, on a monthly basis unless the Parties agree otherwise in writing.

        3.6. TECHNICAL SUPPORT. During the term of this Agreement, and provided that GM is current in its payment of the Support Fees, (a) Magic will use diligent efforts to correct any reproducible errors that cause the OnStar Service not to conform to the Specifications in all material respects, and (b) Magic will provide Updates to GM at no additional charge.

        3.7. BRANDING. The OnStar Service will be marketed and provided under the trade names and trademarks of GM (including "OnStar"). Any use of Magic's trade names or trademarks by GM (other than references to Magic in accordance with Section 14.9 (Publicity)) will require the express prior written approval of Magic. As long as Magic is hosting the OnStar Service pursuant to Section 3.4 (Initial Hosting and Customer Support by Magic) or otherwise, Magic will have a non-exclusive, non-transferable (except as provided in Section 14.7 (Assignment)), fully-paid and royalty-free license to use the GM Marks solely to the extent necessary to operate the OnStar Service on behalf of GM and its Affiliates. All use of the GM Marks of GM by Magic will inure to the benefit of GM and its Affiliates. All rights to the GM Marks not expressly licensed to Magic in this Agreement are reserved to GM and its Affiliates.

        3.8. SUBSCRIBER PRICING AND BILLING. As between the Parties, GM will determine in its sole discretion the fees to be charged to Subscribers, customer support, and any ancillary services provided by GM or Magic in connection with the OnStar Service. As between the Parties, GM will be solely responsible for billing Subscribers on a monthly basis. Once a month, at the end of each month, Magic will create a CD-ROM containing the preceding month's daily call detail reports (CDRs) for OnStar Service Subscriber accounts in Magic's standard format and transmit it to GM. If GM requests modifications to Magic's standard format, Magic will use commercially reasonable efforts to provide the CDRs in accordance with the requested modifications. As between the Parties, GM will be solely responsible for collecting payment from all Subscribers; any failure by GM to collect amounts owed from such Subscribers will not be a breach of this Agreement and will not affect GM's payment obligations to Magic hereunder.

        3.9. SUBSCRIBER AGREEMENTS. Subscribers to the OnStar Service will be required to sign a written agreement with GM or one of its Affiliates that disclaims all warranties and liabilities on behalf of Magic (which may be referred to as GM's "supplier" in such agreement) and contains restrictions and disclaimers regarding the content available through the OnStar



                                       9.

Service consistent with the disclaimers and restrictions in Magic's standard Portico subscriber agreement (a copy of which has been furnished to GM).

        3.10. USER DATA. User Data will be kept in a format that is jointly specified and approved by Magic and GM. Magic will maintain a tape backup facility for all User Data. GM will have the option to request that all or any portion of the User Data be delivered to GM on a monthly basis or, at GM's expense, more frequently. As long as Magic is hosting and operating the OnStar Service for GM, Magic will have a non-exclusive, royalty-free, irrevocable license to access, reproduce, and use any User Data for the purpose of developing, operating, and supporting the OnStar Service (including the administration of Subscriber accounts), subject to GM's applicable privacy policies (which will be furnished to Magic in writing), and to compile such User Data into aggregate data that cannot be attributed to, or used to identify, any individual Subscriber.

4. OWNERSHIP AND LICENSES OF INTELLECTUAL PROPERTY RIGHTS

        4.1. MAGIC BACKGROUND TECHNOLOGY. As between (a) Magic and (b) GM and its Affiliates, Magic retains exclusive ownership of all Intellectual Property Rights in and to the Magic Background Technology, the Portico Service, and Magic's trade names and trademarks. Except as expressly provided in this Agreement, all right, title, and interest to or in the foregoing are reserved by Magic.

        4.2. GM BACKGROUND TECHNOLOGY. As between (a) Magic and (b) GM and its Affiliates, GM and its Affiliates retain exclusive ownership of all Intellectual Property Rights in and to the GM Background Technology, the OnStar System (except for those portions that under 4.1 are owned by Magic) and the GM Marks. Except as expressly provided in this Agreement, all right, title, and interest to or in the foregoing are reserved by GM and its Affiliates.

        4.3. IMPROVEMENTS TO MAGIC BACKGROUND TECHNOLOGY. As between (a) Magic and (b) GM and its Affiliates, except as specifically provided in Section 4.5 (OnStar Items), Magic will exclusively own all Intellectual Property Rights in and to all Improvements made by Magic (or by GM pursuant to Section 2.5 (Acceptance Testing) or Section 2.6.2 (Development and Implementation)) to the Magic Background Technology (including any Improvements made to the platform for the Service). Except as expressly provided in this Agreement, all right, title, and interest to or in any such Improvements are reserved to Magic.

        4.4. IMPROVEMENTS TO GM BACKGROUND TECHNOLOGY. As between (a) Magic and
(b) GM and its Affiliates, GM and its Affiliates will exclusively own all Intellectual Property Rights in and to all Improvements made by GM or any of its Affiliates (or by Magic pursuant to Section 2.7 (GM Background Technology)) to the GM Background Technology. Except as expressly provided in this Agreement, all right, title, and interest to or in any such Improvements are reserved to GM and its Affiliates.

        4.5. ONSTAR ITEMS. As between (a) Magic and (b) GM and its Affiliates, GM will exclusively own all Intellectual Property Rights in and to the OnStar Items. Except as expressly provided in this Agreement, all right, title, and interest to or in any OnStar Items are reserved to GM and its Affiliates. It is understood that ownership of the OnStar Items by GM and its Affiliates will not preclude Magic from recreating elements of dialogue scripts, voice prompts, grammars, and other elements of the program code for the OnStar Items that cannot be



                                      10.

implemented in a different manner because of the merger of the idea and the expression they convey.

        4.6. USER DATA. As between (a) Magic and (b) GM and its Affiliates, all User Data will be owned exclusively by GM, and any aggregate data compiled by Magic solely from User Data ("GM Aggregate Data") pursuant to Section 3.10 (User
Data) will be owned exclusively by GM. Except as expressly provided in this Agreement, all right, title, and interest to or in User Data are reserved to GM and its Affiliates, and all right, title, and interest to or in such GM Aggregate Data are reserved to GM, with the exception that Magic can use the GM Aggregate Data in connection with other aggregate data to create gross aggregate data for use by Magic. Upon OnStar's request, Magic will deliver copies of the GM Aggregate Data to OnStar once per month in Magic's then standard format.

        4.7. ASSIGNMENT OF RIGHTS TO IMPROVEMENTS. To the extent that either Party (the "Creator") creates Improvements that will be owned by the other Party (the "Owner") pursuant to this Agreement, the Creator hereby irrevocably and unconditionally assigns to the Owner all of the Creator's Copyrights in such Improvements. If any such Copyrights are inherently non-assignable, the Creator hereby irrevocably and unconditionally waives the enforcement of such rights against the Owner and the Owner's employees, agents, and customers. If any such Copyrights are inherently non-waivable, the Creator hereby grants the Owner an exclusive (even as to the Creator), worldwide, perpetual and irrevocable license, under such non-assignable, non-waivable Copyrights, to use, reproduce, modify, create Improvements from, distribute, perform, display, make, have made, sell, offer for sale, import, and otherwise practice and exploit in any manner now known or hereafter conceived, such Improvements. And for any other Intellectual Property Rights inherent in the Improvements, the Creator grants a worldwide, perpetual and irrevocable license, under such other Intellectual Property Rights, to use, reproduce, modify, create Improvements from, distribute, perform, display, make, have made, sell, offer for sale, import, and otherwise practice and exploit in any manner now known or hereafter conceived, such Improvements.

        4.8. COOPERATION. Each Party agrees to cooperate with the other party in executing and filing any documents and taking any other action necessary or reasonably requested by the other party in order to give effect to the foregoing allocation of Intellectual Property Rights.

        4.9. LICENSE OF ONSTAR ITEMS TO MAGIC. GM hereby grants (on behalf of itself and its Affiliates, to the extent that GM has actual authority to do so, and to the extent GM does not have actual authority to do so, the rights granted to Affiliate(s) hereunder are conditioned upon the Affiliate(s) agreeing to hereby grant) to Magic a worldwide, perpetual and irrevocable, non-transferable (except as provided in Section 14.7 (Assignment)), non-exclusive, royalty-free and fully paid license, under all of GM's and its Affiliates' applicable Intellectual Property Rights, except as provided by Section 4.10, to use, reproduce, perform, display, distribute, modify, and create Improvements to the OnStar Items created during the term of this Agreement, as follows:

                (a) during the five (5) year exclusivity period set forth in clause (b) of Section 3.3 (Exclusivity), as such exclusivity period may be shortened in accordance with
                        Section 3.3 (Exclusivity), Magic may exercise these licensed rights only outside the Field of Use; and



                                      11.

                (b) after the expiration or termination of such exclusivity period, Magic may exercise these licensed rights for any purpose;

provided, however, that in either case Magic may not copy or reuse any XML or other scripts included in the OnStar Items; the foregoing limitation does not prevent the re-creation of XML or other scripts that cannot be implemented in a different manner because of the merger of the idea and the expression they convey. GM will deliver to Magic any OnStar Items necessary to operate and support the OnStar Service (including Source Code) not already in Magic's possession upon completion of the development thereof.

        4.10. LICENSE TO MAGIC OF PATENTED INVENTIONS. GM will decide, on a case-by-case basis, whether to license to Magic any patented inventions independently developed by GM (or any of its Affiliates) for applications that may be deployed using the Magic Background Technology or any Improvements thereto owned by Magic.

        4.11. PROPRIETARY RIGHTS PROTECTION. Except as expressly permitted in
Section 3.1 (License to GM), GM may not reproduce, alter, adapt, modify, create Improvements to, distribute, sublicense, transfer, rent, lease, loan, timeshare, otherwise make available to third parties, reverse engineer, decompile, disassemble, or otherwise attempt to derive the Source Code for the Magic Software. All copyright, trademark and other proprietary rights notices on or in the copy of the Magic Software provided by Magic to GM must be reproduced on or in all copies thereof made by or for GM or any of its Affiliates. No such notices will affect the rights or obligations of either party to this agreement.

5. RIGHT TO BID. During the term of this Agreement, GM's OnStar Division will provide Magic the right to bid upon all work outsourced by GM's OnStar Division to perform development, hosting, and maintenance related to voice-enabled services. This right to bid will apply only to development, hosting, and maintenance services controlled by GM's OnStar Division (or its successor).

6. FEES AND ROYALTIES

        6.1. LICENSE FEE. Upon execution of this Agreement or closing of the Series G Preferred Stock Purchase Agreement, whichever is later, GM will pay Magic a one-time, non-refundable License Fee of five million dollars ($5,000,000) in consideration of the licenses granted to GM in Section 3.1 (Licenses to GM) and the development work done by Magic during the Initial Phase. Upon payment in full of the License Fee, the licenses granted to GM in
Section 3.1 (Licenses to GM) will be royalty-free, except as provided in Section
6.2 (Royalties).

        6.2. ROYALTIES. If GM provides the OnStar Service to Subscribers who drive vehicles not manufactured by GM or any of its Affiliates, GM will pay Magic a royalty as follows: $0.40 per year per subscriber for a period of (i) three years after Launch Date or (ii) until the number of subscribers in vehicles not manufactured by GM or any of its Affiliates exceeds 75,000, whichever occurs first. At that time, the Parties will enter into good faith negotiations to establish a reasonable royalty rate for future use of the OnStar Service by such Subscribers. If the Parties cannot agree upon the reasonable royalty rate, the Parties will utilize the Dispute Resolution provisions of
Article 11 to determine the reasonable royalty rate.



                                      12.

        6.3. CUSTOM FEATURE DEVELOPMENT FEES. Pursuant to Section 2.6 (Custom Features), before Magic will begin work on any Custom Features, the Parties must agree on the fees to be paid to Magic for development of such Custom Features.

        6.4. HOSTING FEES AND TRANSITION FEES. GM will pay the hosting fees based upon the model in Exhibit F. In addition, GM will pay Magic fees, to the extent not included in the Committed Resources, for Magic's assistance in the transition of the hosting and customer support of the OnStar Service to GM, as provided in Section 3.5 (Transition to GM).

        6.5. SUPPORT FEES. During the term of this Agreement and contingent upon closing of the Series G Preferred Stock Purchase Agreement, GM will pay Magic an annual Support Fee of six hundred thousand dollars ($600,000), due and payable quarterly on the first day of each Quarter. As used above, "Quarter" means a three (3) month period beginning on the first day of the first month following the Launch Date or any successive three (3) month period. For example, if the Launch Date occurs on May 15, 2000, the first Quarter will begin on June 1, 2000, the second Quarter will begin on September 1, 2000, and so on. After the expiration or termination of this Agreement (unless such termination is due to a Material Breach by GM), GM may continue to receive technical support services from Magic at Magic's then-current standard rates, pursuant to a separate agreement.

        6.6. EXPENSES. Except as incurred under Section 2.11 or with respect to repeat acceptance testing under Section 2.5, GM will pay or reimburse Magic for all reasonable travel expenses (including airfare, lodging, local transportation, meals, and other out-of-pocket expenses) actually incurred by Magic or its personnel in performing development work, engineering services, or other services for GM under this Agreement, in accordance with GM's then-current expense reimbursement policies and procedures, which will be provided to Magic in writing.

        6.7. PAYMENT TERMS.

                6.7.1. INVOICING. Magic shall issue invoices to the address specified by GM in a format and on the media agreed upon by GM and Magic.

                6.7.2. SUPPORTING DOCUMENTATION. Magic shall provide GM with such supporting documentation and other information as reasonably requested by GM to verify the accuracy of any invoice.

                6.7.3. PAYMENT. Magic shall provide GM with invoices on a monthly basis on or before the 15th day of each calendar month for all services performed by Magic, including under the Committed Resources (for tracking purposes), and all related charges incurred by GM during the immediately prior calendar month. The last business day of the calendar month shall be the cut-off for delivered services and related charges to be invoiced in the next calendar month. GM shall pay invoices in accordance with its standard global payment terms, Multilateral Netting System (MNS--2), that establishes the standard minimum payment terms as the 2nd day of the 2nd month, following the shipment or receipt of services or any materials used in connection therewith, in General Motors Corporation's receiving system. Any payment by GM is without prejudice of its right to contest the accuracy of any charges.

                6.7.4 FEE DISPUTES



                                      13.

                6.7.4.1. CONTINUING OBLIGATION OF PARTIES. Each of GM and Magic acknowledges that the performance of this Agreement is critical to the business and operations of GM and Magic. Therefore, in the event GM bona fide disputes all or any portion of an invoice submitted by Magic, GM may withhold payment, except for the License Fee and the Support Fee, of the amount subject to the dispute; provided, however, that: (i) GM shall continue to pay any undisputed amount when it becomes due and payable in accordance with this Agreement; and (ii) Magic shall continue to provide the Services or otherwise perform its obligations under this Agreement.

                6.7.4.2. RESOLUTION OF DISPUTES. The Parties shall resolve the dispute in accordance with the audit or dispute resolution procedures set forth in this Agreement. No failure by GM to identify a contested charge or charges prior to payment of the invoiced amount shall limit or waive any of GM's rights or remedies with respect to such charges, including GM's right to withhold such disputed amounts, except for the License Fee and the Support Fee, from subsequent charges due to Magic. Unpaid charges that are in dispute shall not be considered a basis for default under this Agreement, except for the License Fee and the Support Fee.

                6.7.4.3. PAYMENT OF DISPUTED AMOUNT. In the event that it is determined that one Party should pay all or part of a disputed amount to the other, such Party shall pay such amount plus interest at a rate per annum equal to the base rate established by LIBOR as of the date the disputed amount would otherwise have been due or a comparable financial institution mutually agreed to by GM and Magic. Unpaid charges that are in dispute shall not be considered a basis for termination under this Agreement.

        6.8. TAXES

                6.8.1.INFORMATION. Each Party shall provide and make available to the other Party any applicable resale certificates, information regarding out-of-jurisdiction sales or use of products or services, and other exemption certificates or information reasonably requested by the other Party.

                6.8.2.STRUCTURE. The Parties agree to utilize reasonable efforts to structure the provision and receipt of services, as the case may be, in such a fashion as to minimize, to the extent legally permissible, any sales, use, value-added, withholding, and similar taxes payable by GM.

                6.8.3.PAYMENT. Taxes will be allocated between the parties based upon incidence by operation of law.

                6.8.4.TAX CREDIT. In the event that Magic is entitled to claim a foreign tax credit benefit with regard to withholding taxes associated with cross border payments under any agreement with GM, the Parties agree that GM shall not be charged or otherwise billed for such taxes.

                6.8.5.COOPERATION. The Parties shall reasonably cooperate with each other in connection with the other Party's efforts to minimize its liability for taxes, to the extent legally permissible, and to support the other Party upon audit by applicable taxing authorities in the following manner:



                                      14.

                6.8.5.1. COOPERATION AND REVIEW OF MAGIC BILLING AND COLLECTION SYSTEM. The Parties will work together to ensure that the taxability positions are jointly discussed. Further, Magic agrees to allow GM tax staff, at least annually, and more frequently if reasonably requested by GM, and at GM's expense, to review Magic's billing and collection systems relating to taxes collected by Magic from GM under this Agreement.

                6.8.5.2. AUDIT. In the event that a taxing authority does not agree to audit the charges payable in connection with this Agreement for sales and use tax purposes, as part of Magic's sales and use tax audits, and proposes to assess sales and use taxes directly against GM on the aggregate charges for services provided to GM for which taxes are not collected, Magic shall work directly with the taxing authority to address audit concerns as they pertain to the charges or sales and use taxes payable in connection with this Agreement. In the event that the taxing authority requires any documentation to be submitted directly by GM, Magic agrees to cooperate with GM in providing the necessary documentation.

                6.8.5.3. PAYMENT OF PENALTIES. Each party ("Tax Indemnitor") agrees to pay and to hold the other party harmless against any penalty, interest, or additional tax that may be assessed or levied as a result of the failure or delay of the Tax Indemnitor or its agents to file any return or information required by law, rule or regulation. Each party agrees to provide reasonable assistance to the other party should the other party contest any taxes imposed on it that result from this Agreement.

7. CONFIDENTIALITY

        7.1. CONFIDENTIALITY OBLIGATIONS.

                7.1.1. STANDARD OF CARE. Each Party shall protect all Confidential Information of the other Party with the same degree of care as it uses to avoid unauthorized use, disclosure, publication or dissemination of its own confidential information of a similar nature, but in no event less than a reasonable degree of care. For purposes of this Agreement, Confidential Information of GM shall mean GM Confidential Information and Confidential Information of Magic shall mean Magic Confidential Information.

                7.1.2. RESTRICTED DISCLOSURE. Each Party shall not use for its own benefit or the benefit of any third party, or disclose, publish, release, transfer or otherwise make available to any third party, any Confidential Information of the other Party without the other Party's prior written consent. Each of GM and Magic, however, shall be permitted to disclose Confidential Information of the other to contractors and third parties, and its accountants, attorneys and other agents and its affiliates or subsidiaries to the extent such disclosure is reasonably necessary for the performance of its duties and obligations hereunder or, with respect to GM, its use and enjoyment of the OnStar System and OnStar Service, provided, however, that each of Magic and GM shall be responsible for any violation of the confidentiality obligations set forth herein by any of the foregoing. Each Party's obligations under this Agreement as to non-tangible Confidential Information shall expire after a period of three (3) years from the date of disclosure of such non-tangible Confidential Information, except as with regard to non-tangible Confidential Information related to Source Code of Magic delivered to GM under Section 2.6.2 or under Section 3.2 or related to Source Code of GM delivered to Magic under
Section 2.7.



                                      15.

                7.1.3. EXCLUSIONS. The obligations in this Section 7.1 shall not restrict any disclosure of Confidential Information received by one Party (the "Receiving Party") from the other Party (the "Disclosing Party") where the Receiving Party can demonstrate that: (a) such Confidential Information was independently developed by the Receiving Party prior to its receipt thereof without violating its obligations hereunder or any of the Disclosing Party's proprietary rights; (b) such Confidential Information is or becomes publicly known (other than through unauthorized disclosure by the Receiving Party); (d) such Confidential Information was already known to the Receiving Party prior to its receipt thereof without any obligation of confidentiality; (e) such Confidential Information is received by the Receiving Party from a third party without any obligation of confidentiality; or (f) the Receiving Party is required to do so pursuant to any applicable law (provided that the Receiving Party shall provide reasonable prior written notice to the Disclosing Party of such disclosure).

                7.1.4. DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" of a Party means the information and documents identified in this Agreement as confidential information of such Party, as well as any and all other information that (i) such Party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) either
(A) is clearly labeled or identified as confidential or proprietary when disclosed to the other Party or (B) the other Party knew, or under the circumstances, should have known, was considered confidential or proprietary by the disclosing Party.

                7.1.5. NON-PROPRIETARY KNOW-HOW. For the avoidance of doubt neither GM nor Magic shall be prevented from making use of know-how and principles learned or experience gained of a non-proprietary and non-confidential nature.

8. REPRESENTATIONS AND WARRANTIES

        8.1. BY GM. GM represents and warrants as follows:

                8.1.1. CORPORATE AUTHORITY. GM is as an organization duly incorporated, validly existing and in good standing, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. GM is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on GM's ability to fulfill its obligations under the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by GM.

                8.1.2. COMPLIANCE WITH LAWS AND REGULATIONS. GM shall comply with all applicable laws and regulations applicable to GM and shall obtain all applicable permits and licenses required of GM in connection with its obligations under the Agreement. GM has not made any unauthorized disclosure of any Magic Confidential Information.

                8.1.3. NO INFRINGEMENT OR MISAPPROPRIATION. GM Background Technology and all Improvements made by GM thereto during the term of this Agreement do not and will not infringe upon the proprietary rights of any third party (except as may have been caused by a



                                      16.

modification by Magic or Magic agents, contractors or suppliers or Magic's or Magic agents', contractors' or suppliers' combination, operation or use with devices, data or programs furnished by Magic.).

                8.1.4. RIGHT TO GRANT LICENSES. GM has the right to grant to Magic any license to use the GM software and data utilized by Magic pursuant to the Agreement.

        8.2. BY MAGIC. Magic represents and warrants as follows:

                8.2.1. CORPORATE AUTHORITY. Magic is an organization duly incorporated, validly existing and in good standing, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. Magic is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Magic's ability to fulfill its obligations under the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by Magic.

                8.2.2. COMPLIANCE WITH LAWS AND REGULATIONS. Magic shall comply with all laws and regulations applicable to Magic where failure to do so would have a material adverse effect on GM's business or on the services. Magic has not made any unauthorized disclosure of any GM Confidential Information.

                8.2.3. NO INFRINGEMENT OR MISAPPROPRIATION. Magic's Background Technology, any Improvements made by Magic thereto, and the OnStar Service and any other work product under this Agreement and any modifications to GM Background Technology performed by Magic will not: (i) infringe upon the patent, copyright, database right or trademark rights of any third party; or (ii) misappropriate the trade secret or intellectual property rights of any third party provided that the warranty stated in this sub-section 8.2.3 will not apply to infringements or misappropriations as may result from modifications by GM or GM's contractors or suppliers or GM's or GM contractors' or suppliers' combination, operation or use with devices, data or programs furnished by GM, or modifications by Magic on GM's specific request so long as Magic has made reasonable efforts to ensure that this sub-section 8.2.3 has been complied with. GM's sole and exclusive remedy for any failure by Magic under this Sub-Section
8.2.3 is as provided under Section 9.2.

                8.2.4. RIGHT TO GRANT LICENSES. Magic has the right to grant to GM any license provided under the Agreement. GM's sole and exclusive remedy for any failure by Magic under this Sub-Section 8.2.4 is as provided under Section 9.2.

        8.3. YEAR 2000.

                8.3.1. All Magic Background Technology, OnStar Services, Improvements by Magic (not including GM Background Technology and Improvements by GM) must be fully Year 2000 Compliant except as specified herein or by GM. With respect to Magic's third party software used in or with the OnStar Service, Magic shall use all reasonable efforts: (i) to obtain from the third-party Magic a warranty consistent with the warranty set forth in this Section 8.3; and (ii) to validate that such software is Year 2000 Compliant before using such software in connection with this Agreement. If Magic is unable to obtain such a warranty for any such third-party software, Magic shall promptly notify GM and shall promptly undertake to test such third-



                                      17.

party software using, at a minimum, GM's Year 2000 Compliance Test Procedure, or any comparable procedure approved by GM. If such Magic third-party software fails the Year 2000 Compliance Test Procedure, GM shall have the option to do one of the following: (i) reject such Magic third-party software and pursue other alternatives; or (ii) require Magic to install enhancements or upgrades to such Magic third-party software to render it Year 2000 Compliant.

                8.3.2 To be "Year 2000 Compliant" the OnStar Service, software and hardware must at all times before, during, and after January 1, 2000, accurately process and handle date and time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with OnStar Service, software and hardware properly exchange date/time data with it. To the extent any OnStar Service, software and hardware must perform together with any other system, software or hardware, as set forth in this Agreement, such OnStar Service, software and hardware, when used together with such system, software or hardware, must properly exchange date/time data with such system, software or hardware in accordance with the foregoing warranty.

        8.4 DISCLAIMER. EXCEPT AS SET FORTH IN SECTION 8.1 AND SECTION 8.2, NEITHER GM NOR MAGIC MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES IN RESPECT OF ITS BACKGROUND TECHNOLOGY AND IMPROVEMENTS AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE SERVICES, THE SOFTWARE OR THE HARDWARE. MAGIC MAKES NO WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF THE ONSTAR SERVICE OR THE ACCURACY OR RELIABILITY OF ANY TRANSACTIONS CONDUCTED OR INFORMATION, GOODS OR SERVICES OBTAINED THROUGH THE ONSTAR SERVICE (INCLUDING CONTENT PROVIDED BY THIRD PARTIES). MAGIC'S SUPPLIERS DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS AND IMPLIED.



9. INDEMNIFICATION AND LIABILITIES

        9.1 INDEMNITY BY GM. GM shall indemnify Magic, and its successors and assigns and its officers, directors, employees, subcontractors, consultants, representatives and agents, from and against any and all losses, damages, injuries (including death), causes of action, claims, penalties, interest, additional taxes, demands and expenses, including reasonable legal fees and expenses, of any kind or nature arising out or on account of, or resulting from, any claim or allegation of a third party: (i) that GM's Background Technology and Improvements made by GM thereto provided to Magic by GM under this Agreement infringe upon or misappropriate the proprietary rights of any third party (except as may have been caused by a modification by Magic or Magic's contractors or suppliers or Magic's or Magic's contractors' or suppliers' combination, operation or use with devices, data or programs furnished by Magic); (ii) relating to the inaccuracy or untruthfulness of any representation or warranty made by GM under this Agreement; (iii) relating to GM's failure to obtain GM consents; (iv) relating to any liability of



                                      18.

Magic arising out of GM's failure to comply with any relevant data protection or similar legislation in any jurisdiction where the services under this agreement are being provided or which data is being transported/transmitted or Magic's failure so to comply to the extent that such failure was caused by GM's negligent acts or omissions; and (v) relating to any duties or obligations to GM contractors or suppliers under this Agreement. GM will include in its subscriber agreements a disclaimer of liability of General Magic to the subscriber (this disclaimer may be in the form of a disclaimer of all suppliers) and GM will indemnify Magic against any third party claims arising from GM's not placing this clause in any subscriber agreements. GM shall indemnify Magic from any costs and expenses incurred in connection with the enforcement of this Section 9.1.




        9.2 INDEMNITY BY MAGIC. Magic shall indemnify GM, its successors and assigns and its officers, directors, employees, subcontractors, consultants, representatives and agents, from and against any and all losses, damages, injuries (including death), causes of action, claims, penalties, interest, additional taxes, demands and expenses, including reasonable legal fees and expenses, of any kind or nature arising out or on account of, or resulting from, any claim or allegation of a third party: (i) that the OnStar Background Technology and Improvements made by Magic thereto under this Agreement, any modifications to GM Background Technology and Improvements performed by Magic pursuant to this Agreement infringe upon or misappropriate the proprietary rights of any third party (except as may have been caused by a modification by GM or GM's contractors or suppliers or GM's or GM's contractors' or suppliers' combination, operation or use with devices, data or programs furnished by GM);
(ii) relating to inaccuracy or untruthfulness of any representation or warranty made by Magic under this Agreement, except as otherwise specified in this Agreement; (iii) relating to Magic's failure to obtain Magic consents; (iv) relating to non-compliance by Magic with third party agreements; (v) relating to any liability of GM arising out of Magic's failure to comply with any relevant data protection or similar legislation in any jurisdiction where the services under this Agreement are being provided or which data is being transported/transmitted or GM's failure so to comply to the extent that such failure was caused by Magic's negligent acts or omissions; and/or (vii) relating to Magic's failure to implement physical or data security controls imposed by the Agreement. Magic shall indemnify GM from any costs and expenses incurred in connection with the enforcement of this Section 9.2.


        9.3 CROSS-INDEMNITY. Each of GM and Magic shall indemnify, defend and hold harmless the other Party, its directors, officers and employees, from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, for: (i) the death or personal injury of third parties, including invitees or employees of the indemnitor, arising out of, or in any way resulting from, the gross negligence or willful acts or omissions of the indemnitor or any of its agents, employees or representatives; and/or (ii) the damage, loss or destruction of real or tangible personal property of the other Party or third parties, including invitees or employees of the indemnitor, arising out of, or in any way resulting from, the gross negligence or willful acts or omissions of the indemnitor or its agents, employees or representatives. The Indemnifying Party shall indemnify the Indemnified Party from any costs and expenses incurred in connection with the enforcement of this Section 9.3.



                                      19.

        9.4 INFRINGEMENT. In the event of any claim pursuant to Section 8.2.3 or
Section 9.2(i), or if in GM's and Magic's jointly agreed opinion, any software provided by or through Magic is likely to become the subject of any such claim, then GM shall do one of the following.


                9.4.1 RIGHT TO CONTINUE USE (GM). GM shall, at Magic's request, attempt to obtain the right to continue to use the software in question on reasonable commercial terms, such terms to be agreed by Magic. If so obtained, then Magic shall reimburse GM the costs of obtaining or securing the continued right to use such software.


                9.4.2 RIGHT TO CONTINUE USE (MAGIC), MODIFICATION OR SUBSTITUTION. If (1) above does not apply either due to GM's failure to obtain the right to continue to use the software in question after reasonably diligent effort or Magic's reasonable failure to agree to such terms, then Magic shall (in its discretion): (i) obtain the right to continue the use of the software in question; (ii) modify the software in question so that it does not infringe but remains equivalent; or (iii) substitute equivalent, non-infringing items for the software in question, or substitute non-infringing items for the software without material loss of functionality. The costs relating to Magic providing any of (i), (ii) and (iii) above shall be borne by GM unless Magic is proven to be in breach of warranty pursuant to Section 8.2.3 or a claim is made by GM pursuant to Section 9.2(i). This provision is without prejudice to GM's and/or Magic's rights to any claim for any amounts due relating to any breach of warranty pursuant to this Article 9.


        9.5 INDEMNIFICATION PROCEDURES. If any civil, criminal, administrative or investigative action or proceeding (each, a "Claim") is commenced against a Party entitled to indemnification under Section 9.1, Section 9.2 or Section 9.3 (an "Indemnified Party"), notice thereof shall be given to the Party that is obligated to provide indemnification (the "Indemnifying Party") as promptly as practicable. After such notice, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that the Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice delivered to the Indemnified Party not less than 10 days prior to the date on which a response to such Claim is due, to immediately take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such Claim and any appeal arising therefrom. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the written consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that Claim.


        If the Indemnifying Party does not assume full control over the defense of a Claim subject to such defense as provided in this Section 9.5, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.



                                      20.

        9.6 DIRECT DAMAGES. Neither GM nor Magic shall be liable to the other Party for any direct damages arising out of or relating to its performance under the Agreement, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for all events, acts or omissions, in an amount to exceed in the aggregate an amount equal to the charges and fees paid to Magic pursuant to this Agreement. The following (without limitation) shall be considered direct damages and neither party shall assert that they are consequential damages pursuant to Section 9.7 to the extent they result from a party's failure to provide the Services in accordance with the Agreement:


                        (i) costs and expenses of recreating or reloading any of GM's lost, stolen or damaged information;


                        (ii) costs and expenses of implementing a work-around in respect of Magic's or Magic contractors or suppliers' failure to provide all or a portion of the services or any part thereof;


                        (iii) costs and expenses of replacing lost, stolen or damaged hardware, software, and materials;


                        (iv) costs and expenses incurred by GM to correct errors in software maintenance and enhancements provided as part of the services or any part thereof;


                        (v) costs and expenses incurred by GM to procure from an alternate Magic, or to perform itself, all or any part of services the performance of which is the obligation of Magic hereunder, to the extent in excess of Magic's charges under this Agreement;


                        (vi) straight time, overtime or related expenses incurred by GM, including overhead allocations of GM for GM's employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunications charges and similar charges, due to failure of Magic to provide all or a portion of the services under this Agreement incurred in connection with (1) through (6) above;


                        (vii) fines, penalties, assessments or other charges incurred in connection with any of the above or such failure; and


                        (viii) royalty or license fee damages for exceeding the scope of the Field of Use of the License to GM under Section 3.1 or for Magic's breaching the Exclusivity provisions under Section 3.3.


        To the extent any amount is paid to either party pursuant to this
        Section 9.6, the payment shall be in United States currency.



                                      21.

        9.7 CONSEQUENTIAL DAMAGES. Neither GM nor Magic shall be liable for, nor will the measure of damages include, any indirect, special or consequential damages or amounts for loss of income, profits or savings arising out of or relating to GM's or Magic's performance under the Agreement.


        9.8 EXCLUSIONS. The exclusions of liability set forth in Section 9.6 and
Section 9.7 are not applicable to: (i) indemnification claims as set forth in
Section 9.1(i) and 9.2(i); (ii) Magic's liability arising out of Magic's failure to comply with restrictions or laws governing User Data in this Agreement and
(iv) GM's liability arising out of failure to comply with laws governing User Data.


        9.9 INJUNCTIVE RELIEF. Both parties acknowledge and agree that a breach of scope of any license granted hereunder or any data protection clause will give rise to irreparable injury that is not adequately compensable in damages. Accordingly, either Party may seek injunctive relief against such breach or threatened breach in addition to any other legal and equitable remedies available.




10. TERM AND TERMINATION

        10.1. TERM. The initial term of this Agreement (unless earlier terminated pursuant to Section 11.2 (Termination)) will be three (3) years beginning on the Effective Date. GM will have a one-time right to renew this Agreement for an additional one (1) year term by giving written notice of such renewal to Magic at least ninety (90) days before the expiration of the initial term. After the renewal term (if any), this Agreement may be extended only by written agreement of the Parties.

        10.2. TERMINATION

                10.2.1.FOR MATERIAL BREACH. Magic will have the right to terminate this Agreement for cause upon written notice to GM if (i) GM has committed a Material Breach, and (ii) GM has not cured such Material Breach within thirty (30) days after written notice of such Material Breach from Magic.

                10.2.2.FOR FAILURE TO CLOSE EQUITY INVESTMENT. GM intends to purchase from Magic, and Magic to sell to GM, Fifteen Million Dollars ($15,000,000) of Magic equity securities pursuant to a Series G Preferred Stock Purchase Agreement being entered into concurrently with this Agreement (the "Stock Purchase Agreement"). If the purchase and sale of Magic equity securities pursuant to the Stock Purchase Agreement has not been consummated on or before December 31, 1999, this Agreement will automatically terminate unless the Parties otherwise agree in writing.

        10.3. EFFECTS OF TERMINATION. Upon expiration or termination of this Agreement, unless such termination is due to a Material Breach by GM or pursuant to Section 11.2.2 (For Failure to Close Equity Investment), GM will have the right to continue offering and providing the OnStar Service in the Field of Use, and if Magic is still hosting and operating the OnStar Service at the time of such termination, Magic will assist in the transition of the hosting and operating of the OnStar Service to GM as provided in Section 3.5 (Transition to GM) for a reasonable period of time up to ninety (90) days after such termination. If this Agreement is



                                      22.

terminated by Magic due to a Material Breach by GM, all licenses granted to GM under or in connection with this Agreement will immediately terminate. Upon expiration or termination of this Agreement for any reason and at any time, all amounts owed to Magic under this Agreement will become immediately due and payable and each Party will promptly return to the other Party or destroy all copies of the other Party's Confidential Information that it does not have a surviving right to use, and certify in writing to the other Party that it has done so.

        10.4. SURVIVAL. Sections 1 (Definitions), 4 (Ownership of Intellectual Property Rights), 6.7 (Taxes), 6.8 (Payment Terms), 7 (Confidentiality), 8 (Warranties), 9 (Indemnification), 10 (Limitations of Liability), 11.3 (Effects of Termination), 12 (Dispute Resolution), 13 (General) will survive the expiration or termination of this Agreement for any reason. Upon payment of the fees required by sections 6.1 and 6.5, Section 3.1 shall survive expiration or termination of this Agreement for any reason.

11. DISPUTE RESOLUTION

        11.1. ALTERNATIVE DISPUTE RESOLUTION. The Parties will attempt to settle any claim or controversy arising from this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. If those attempts fail, then such dispute will be mediated by either Endispute/Judicial Arbitration and Mediation Services ("JAMS") in New York, New York or another mediator mutually acceptable to the parties. Any dispute that the Parties cannot resolve through negotiation or mediation within thirty (30) days of the date of the initial demand for negotiation by one of the Parties will be submitted to binding arbitration, in accordance with Section 12.2 (Arbitration).

        11.2. ARBITRATION

                11.2.1.CHOICE OF FORUM AND VENUE. Except as set forth in Section
12.1 (Alternative Dispute Resolution), any dispute, controversy or claim arising from or relating to this Agreement, or the breach, termination, or invalidity thereof, will be settled by arbitration in New York, New York, in accordance with the American Arbitration Association rules for complex commercial arbitrations in effect on the Effective Date. The language of the arbitration will be English. At the first arbitration hearing, the Parties will (i) agree on the discovery schedule for the arbitration, (ii) arrange an acceptable procedure for any law and motion proceedings and (iii) in all respects arrange for the most expeditious hearing possible of the matters in dispute. The Parties shall have the right to conduct the discovery only to the extent specifically authorized by the arbitrator.

                11.2.2.SELECTION OF ARBITRATORS. The Parties will choose, by mutual agreement, one (1) neutral arbitrator to hear the dispute. If the Parties cannot agree on the selection of the arbitrator within thirty (30) days after a demand for arbitration has been served, the arbitrator will be selected by JAMS.

                11.2.3.AWARD. The award will be made promptly by the arbitrator and, unless otherwise agreed by the Parties, no later than thirty (30) days from the date of closing of the hearing, or if oral hearings have been waived, from the date of transmittal of final statements and proofs to the arbitrator. If the arbitrator fails to reach a decision within thirty (30) days, the arbitrator will be discharged, and a new arbitrator will be appointed and will proceed in the same manner, and the process will be repeated until a decision is finally reached. The arbitrator will



                                      23.

be empowered to award only those damages that are permitted in this Agreement, subject to the disclaimers of damages and liability limits set forth in this Agreement, but the arbitrator will not have the authority to reform, modify or materially change this Agreement. Judgment on the award may be entered in any court having jurisdiction.

                11.2.4. PROVISIONAL RELIEF. The arbitrator will have the authority to issue interim orders for provisional relief, including orders for injunctive relief, attachment or other provisional remedy, as necessary to protect either Party's name, proprietary information, trade secrets, know-how, or any other proprietary right. Any interim order of the arbitrator for any injunctive or other preliminary relief will be enforceable in any court of competent jurisdiction. In addition, nothing in this Agreement will be deemed as preventing either Party from seeking provisional relief from any court of competent jurisdiction in accordance with Section 14.4 (Injunctive Relief).

        11.3. BINDING EFFECT. The award of the arbitrator will be final and binding upon the parties without appeal or review except as permitted by New York law. In connection with any application to confirm, correct or vacate the arbitration award, any appeal of any order rendered pursuant to any such application, or any other action required to enforce the arbitration award, the prevailing party will be entitled to recover its reasonable attorneys' fees, disbursements and costs incurred in any post-arbitration award activities.



12. GENERAL

        12.1. RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the Parties. Neither Party will have the authority to act or create any binding obligation on behalf of the other Party, and neither Party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other Party.

        12.2. NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other Party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to Magic must be addressed to the attention of its General Counsel. Each Party may change its address for receipt of notices by giving notice of the new address to the other Party.

        12.3. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York excluding any conflict of law provisions which would require application of another choice of law.

        12.4. INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section
4.11 (Proprietary Rights Protection), Article 7 (Confidentiality Obligations) or
Section 12.10 (Nonsolicitation) by either Party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching Party will therefore be entitled to seek timely injunctive relief to protect such Party's rights, in addition to any and all remedies available at law.



                                      24.

        12.5. WAIVER. The failure of either Party to require performance by the other Party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        12.6. SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

        12.7. ASSIGNMENT. Neither this Agreement nor any rights or obligations of either Party under this Agreement may be assigned in whole or in part without the prior written consent of the other Party except (a) Magic may assign this entire Agreement in connection with a merger or sale of all or substantially all of its business or assets to a third party that agrees in writing to assume this Agreement, and (b) GM may assign any or all of its rights under this Agreement to any of its Affiliates. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the Parties.

        12.8. FORCE MAJEURE. Neither Party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including acts of God, fire, explosion, vandalism, cable cut, storm, extreme temperatures, earthquake, or other similar catastrophes; any law, order, regulation, direction, action, or request of the United States government, or of any other government, including state and local governments, having jurisdiction over either of the Parties, or of any department, agency, commission, court, bureau, corporation, or other instrumentality of any such government or of any civil or military authority; national emergencies, insurrection, riots, wars, or strikes, lock-outs, work stoppages, or other labor difficulties; actions or inactions of a third party provider or operator of facilities employed in provision of the OnStar Service; or any other conditions or circumstances beyond the reasonable control of such Party which impede or affect the OnStar Service or the transmission of telecommunications services.

        12.9. PUBLICITY. Upon execution of this Agreement the Parties will issue a joint press release in the form of Exhibit E (Press Release). Any further press releases or public announcements or statements by either Party concerning this Agreement or the relationship between the Parties must be approved in advance by both Parties, except each party shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to such transaction as is required by applicable law and regulations (although such other party shall be consulted in connection with any such press release or other public disclosure prior to its release and shall be provided a copy thereof).

        12.10. NON-SOLICITATION. During the term of this Agreement and for one year thereafter, except as expressly provided in Section 2.4 (Independent Contractors), neither Party may solicit, directly or indirectly, any employee of the other Party, or hire, as an employee or independent contractor or otherwise, any person who at that time is, or who in the preceding six (6) months was, an employee of the other Party. It is understood that general employment advertisements not targeted at the other Party's employees will not constitute a breach of this Section 14.10.



                                      25.

        12.11. CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to." Each Party represents that it has had the opportunity to participate in the preparation of this Agreement and hence the Parties agree that the rule of construction that ambiguities be resolved against the drafting party will not apply to this Agreement.

        12.12. ENTIRE AGREEMENT AND AMENDMENT. This Agreement together with the Exhibits completely and exclusively states the agreement of the Parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both Parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GENERAL MOTORS CORPORATION             GENERAL MAGIC, INC.


By:  /s/  F.H. COOKE                   By:  /s/  STEVEN MARKMAN
   -------------------------------        --------------------------------------

Name:  F.H. Cooke                      Name:  Steven Markman
     -----------------------------          ------------------------------------

Title:  Executive Director, OnStar     Title:  CEO
      ----------------------------           -----------------------------------



                                      26.

                                                                November 9, 1999

                                   EXHIBIT A

                   DELIVERABLES, SPECIFICATIONS AND SCHEDULE

ONSTAR VIRTUAL ADVISOR -- SERVICE DESCRIPTIONS

--------------------------------------------------------------------------------
  The information provided in this attachment will be superceded within thirty
    (30) days, from contract execution, by a detailed statement of work. The products, services and behaviors described in this attachment are indicative of the required functionality at production launch (anticipated 7/1/00).

The majority of information shown below was previously provided to General Magic during consultative meetings held at OnStar in Troy, MI during the week of
                                October 3, 1999.

The product and service offerings described herein represent custom development. They may be developed through modifications of existing General Magic property.
--------------------------------------------------------------------------------

CONSUMER CONCEPT STATEMENT

Have you ever been in your vehicle and wanted to save time by having access to ONLY the news headlines, sports scores, stock quotes, business reports, and entertainment news or other information that you are interested in?

OnStar Information Services allows you to listen to your favorite news and information topics whenever you want. Use the "My OnStar" web site to establish your personal profile of needs. Then, simply push a button and OnStar Information Services lets you listen to up-to-the minute personal information in your vehicle. Using simple voice commands, browse your personal topics and skip or listen to those you choose. You can also search for additional information on special topics that are of interest you.

Enjoy your time in the car by being more productive with OnStar Information Services. Get to the information you want, when you want it, without ever taking your eyes off the road.


ACTIVATION OF THE VIRTUAL ADVISOR

The subscriber activates the Virtual Advisor from the vehicle by initially pushing the "dot" button and being prompted by the system. The subscriber will then provide the voice command "information" to initiate a specific or global service request. The spoken command originates a data call that includes vehicle location and subscriber-id into the Virtual Advisor service delivery platform. After the subscriber is authenticated, the call is turned into a voice call optimizing the VA recognizer on the platform.

GENERAL

    -   Ask for "get my information".

    - This action will initiate the delivery of information that a subscriber has profiled (pre-selected) on the "My OnStar" web site. The subscriber will control the delivery order of the information.


PRELIMINARY SERVICE DESCRIPTIONS

HEADLINE NEWS

    -   Ask for "my news".

    -   Obtain current headlines based on profile.

    -   Current headlines are defined as:

                News headlines

                Business headlines

                Sports headlines

    Phase II:

    -   Ask for [**].

    -   Obtain [**].

    -   Ask for [**].

    -   Obtain [**].

    -   Ask for [**].

    -   Obtain [**].



    WEATHER

    -   Ask for "get my weather".

    - Obtain current weather forecast information based on profile (this would be the city selected).

    - (Phase II for this item)Obtain current weather forecast information based on current location if profile does not exist. Use the latitude/longitude to find the closest location with which a forecast exists.

    -   Current weather forecast is defined as:

                Current temperature

                Daily high/low

                Tomorrow's high/low

                Precipitation forecast

                Unusual conditions


    -   Ask for "get my weather forecast".

    -   Obtain long range weather forecast based on profile.

    - Obtain long range weather forecast based on current location if profile does not exist.

    -   Weather forecast is defined as:

                Daily high/low for days 3-7 in the future

                Precipitation forecast for days 3-7 in the future

                Unusual conditions for days 3-7 in the future

    -   Ask for [**].

    -   Obtain [**].

    -   Ask for [**].

    -   Obtain [**].


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SPORTS SCORES

    -   Ask for "my sports".

    -   Obtain current sports scores based on teams listed in profile.

    -   Current sports scores are defined as:

                Results or latest scores of teams listed in profile.

                Result will be from last game if it occurred within last 7 days.

                Sports covered will be:

                        Pro hockey

                        Pro/College football

                        Pro Baseball

                        Pro/College basketball

                        Pro/College Women's basketball


Phase II:

    -   Ask for [**].

    -   Obtain [**].



STOCK QUOTES

    -   Ask for "my stocks".

    -   Obtain current quotes for stocks listed in subscriber's profile.

    -   Current quotes are defined as:

                [**]

                Current price up/down/no change ... amount

    -   Ask for "get me a quote for "name"".

    -   Obtain current quote for specific stock requested.

        Current quotes are defined as:

                Current price ... as of time ... up/down/no change ...
                amount

    Phase II:

    -   Goal is [**]

    -   Future of [**]

EMAIL

    -   Ask for "my email/mail".

    -   Obtain emails based on profile (mailbox).

    -   Current emails information is defined as:

                Email header

                Email body (delivered when asked for)

        Phase II:

    -   Ability to delete email.

    -   Ability to respond to an email (voice)

    -   Ability to forward an email


[**]

    -   Subscriber has [**].

    -   Service will [**].

    -   Service will [**].


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    -   System will [**].

TRAFFIC (PHASE II)

    -   Ask for "my traffic".

    - Obtain current traffic information based on commute profile (route and time of day).

    -   Current traffic information is defined as:

                [**]

                [**]

                [**]


-    Ask for [**].

-    Obtain [**].

-    [**] is defined as:

                [**]

                [**]

                [**]


LOTTERY NUMBERS

    -   Ask for "my lotteries".

    -   Obtain winning numbers based on profile.

    -   Winning numbers are defined as:

                Lottery name ... date of result ... winning number

        Phase II:

    -   Ask for "get lottery numbers for <state>".

    -   Obtain winning numbers based on "lottery" requested.



[**]

    -   Ask for [**].

    -   Obtain [**].

    -   [**]:

                [**]

                [**]

                [**]

    -   Ability to [**].

    -   Ability to [**].


TECHNICAL CAPABILITIES

    -   The Virtual Advisor is to provide [**].

        [**].

        [**].

        [**].

    -   All dialogues are [**].

    -   General Magic will [**].


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

MIGRATION PLANNING

    - Concurrent with the proposed product development activity, General Magic will contribute to a multi-disciplinary team whose [**] will be planning for and Phase II task will be the support for the [**] to operate [**] enterprise application architecture and be physically [**] within [**]. These tasks will include:

                [**]

                        [**]

                [**]

                        [**]
                        [**]
                        [**]


[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
     THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                November 9, 1999

                                   EXHIBIT B

                          SOURCE CODE ESCROW AGREEMENT

                                ESCROW AGREEMENT

This ESCROW AGREEMENT is entered into this __ day of __________, 1999, by and among General Magic, Inc., a corporation organized and existing under the laws of the State of Delaware, and having its principal offices at 420 North Mary Avenue, Sunnyvale, California 94086 (hereinafter the "COMPANY"); General Motors Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal offices at 3044 West Grand Boulevard, Detroit, Michigan (hereinafter "GM"); and ______________ , a corporation organized and existing under the laws of the State of _______________ and having its principal offices at _________________ (hereinafter the "Escrow Agent").


                                   WITNESSETH:

WHEREAS, COMPANY and the GM have entered into a Development and License Agreement (the "License Agreement") dated November 9, 1999, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, pursuant to which, among other things, COMPANY will develop for and license to GM a customized version of its Portico virtual assistant service on the terms and conditions set forth in the License Agreement; and

WHEREAS, the License Agreement provides that COMPANY and GM will enter into an escrow agreement providing for deposit by COMPANY of the Source Code and related documentation for the Magic Software (as each term is defined in the License Agreement) with an escrow agent, and for release of that Source Code to GM upon the occurrence of certain events specified in Section 3.2 of the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, COMPANY, GM and the Escrow Agent hereby agree as follows:



        1. APPOINTMENT. GM and the COMPANY hereby appoint Escrow Agent as the escrow holder under this Escrow Agreement, and the Escrow Agent accepts such appointment on the terms and conditions set forth in this Escrow Agreement.

        2. DEPOSIT. Within thirty (30) days following execution of this Escrow Agreement, the COMPANY shall deliver to the Escrow Agent two (2) copies of the Source Code for the Magic Software (as such terms are defined in the License Agreement), consisting of a full source language statement of the program or programs comprising the Magic Software, and all existing program maintenance documentation, including all flow charts, schematics and annotations which comprise the precoding detailed design specification, and all other material necessary to allow a reasonably skilled third party programmer or analyst to maintain or enhance the

                Magic Software without the help of any other person or reference to any other information (collectively, the "Escrow Materials"). The COMPANY shall promptly supplement the Escrow Materials with the Source Code and related documentation for all Updates (as defined in the License Agreement).


        3. RECEIPT BY ESCROW AGENT. The Escrow Agent shall acknowledge receipt of each deposit of Escrow Materials received from COMPANY by sending written acknowledgement thereof to both GM and COMPANY.

        4. RECORDS. The Escrow Agent will keep complete written records of the activities undertaken and the materials prepared and delivered to the Escrow Agent pursuant to this Escrow Agreement. COMPANY and GM will each be entitled at reasonable times during normal business hours, and upon reasonable notice to the Escrow Agent, to inspect the records of the Escrow Agent with respect to the Escrow Materials.


        5.      STORAGE AND SECURITY.

                (a) The Escrow Agent shall act as custodian of the Escrow Materials until the escrow is terminated pursuant to
                        Section 16 of this Escrow Agreement. The Escrow Agent shall establish, under its control, a secure receptacle for the purpose of storing the Escrow Materials; provided, however that the Escrow Agent's obligation for safekeeping shall be limited to providing the same degree of care for the Escrow Materials as it maintains for its valuable documents and those of its customers lodged in the same location with appropriate atmospheric or other safeguards. Notwithstanding the foregoing, the parties acknowledge and agree that the Escrow Agent shall not be responsible for any loss or damage to any of the Escrow Materials due to changes in such atmospheric conditions (including, but not limited to, failure of the air conditioning system), unless such changes are proximately caused by the gross negligence or malfeasance of the Escrow Agent.

                (b) The Escrow Materials deposited with the Escrow Agent by COMPANY shall remain the exclusive property of COMPANY.

                (c) Except as otherwise provided in this Escrow Agreement, the Escrow Agent agrees that: (i) it shall not divulge, disclose or otherwise make available to any party other than COMPANY, or make any use whatsoever of, the Escrow Materials; (ii) it shall not permit any person access to the Escrow Materials, except such authorized representatives of the Escrow Agent as may require access to the Escrow Materials to perform the functions of the Escrow Agent under this Escrow Agreement; (iii) access to the Escrow Materials by COMPANY shall be granted by Escrow Agent only to those persons duly authorized in writing by a competent officer of COMPANY; and (iv) access to the Escrow Material shall not be granted without compliance with all security and identification procedures instituted by the Escrow Agent.

                (d) The Escrow Agent shall have no obligation or responsibility to verify or determine that the Escrow Materials deposited with Escrow Agent by COMPANY do in fact consist of those items which COMPANY is obligated to deliver under the License Agreement, and the Escrow Agent shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency or accuracy of the Escrow Materials.

                (e) The Escrow Agent's sole responsibility shall be to accept, store and deliver the Escrow Materials deposited with it by COMPANY in accordance with the terms and conditions of this Escrow Agreement.

        6.      RELEASE EVENTS.

                (a) The Escrow Agent is hereby specifically authorized to provide the Escrow Materials to GM on the fifth day following written notice from GM (a "Release Notice") certifying that one or more of the release events specified in Section 3.2 ("Release Events") of the License Agreement has occurred, provided that the Escrow Agent has not received a notarized affidavit executed by an executive officer of COMPANY certifying that no such event has occurred (a "Notice of Objection"). A Release Notice must identify which Release Event has occurred. GM shall provide the COMPANY by certified mail, return receipt requested, a copy of any Release Notice delivered to the Escrow Agent pursuant hereto. COMPANY shall provide GM by certified mail, return receipt requested, a copy of any Notice of Objection delivered to the Escrow Agent pursuant hereto.

                (b) If the Escrow Agent receives a timely Notice of Objection, the Escrow Agent shall not release the Escrow Materials, but shall continue to hold them pursuant to this Escrow Agreement until otherwise jointly directed by COMPANY and GM, or until resolution of the dispute pursuant to Section 7 ("Arbitration") of this Escrow Agreement.

        7. ARBITRATION. If, subsequent to delivery of a Release Notice to the Escrow Agent pursuant to Section 6, any dispute arises concerning the delivery of the Escrow Materials to General Magic by the Escrow Agent, such dispute will be settled by binding arbitration in New York, New York before a single arbitrator in accordance with the rules of the American Arbitration Association. The parties shall use diligent efforts to commence the arbitration proceeding within ten (10) business days following deliver of the Notice of Objection. The sole question shall be whether a Release Event existed at the time a Release Notice was transmitted by GM to the Escrow Agent. If the arbitrator determines that a Release Event has occurred, the arbitrator shall enter an award directing that the Escrow Materials be released to GM. If the arbitrator determines that a Release Event has not occurred, the arbitrator shall direct the Escrow Agent to continue to hold the Escrow Materials in accordance with this Escrow Agreement. The arbitrator shall not have the power to enter any other award or finding, except that arbitrator may award the prevailing party the fees of the American Arbitration Association and the reasonable attorneys' fees and costs incurred by it in the arbitration. The arbitrator shall render an award within fifteen (15) days after the end of the hearing, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

        8. BANKRUPTCY. GM and COMPANY acknowledge that this Escrow Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United States Code ("Bankruptcy Code"). COMPANY acknowledges that if COMPANY, as a debtor in possession or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Escrow Agreement, GM may elect to retain its rights under the License Agreement and this Escrow Agreement as provided in Section 365(n) of the Bankruptcy Code. Neither COMPANY nor such bankruptcy trustee will interfere with the rights of GM as provided in the License Agreement and this Escrow Agreement, including the right to obtain the Escrow Materials.

        9.      LIMITATION ON ESCROW AGENT'S RESPONSIBILITY AND LIABILITY

                (a) The Escrow Agent will incur no liability for acting upon any instruction, notice, direction or other document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the person or persons authorized to perform such act under the terms of this Escrow Agreement.

                (b) COMPANY and GM jointly and severally agree to indemnify the Escrow Agent from and against any and all third party liabilities, claims, suits and other proceedings, all judgments and other awards against the Escrow Agent in connection therewith, and all costs and expenses incurred in connection with the defense thereof, in each case which may be imposed on, or incurred by, or asserted against, the Escrow Agent in any way relating to, or arising out of, this Escrow Agreement, provided that neither COMPANY nor GM shall be liable for that portion of any such indemnification amount resulting from the Escrow Agent's gross negligence or willful misconduct or violation by the Escrow Agent of any terms or provisions of this Escrow Agreement.

        10. NOTICES. All notices, instructions, deliveries, and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and must be delivered to the intended recipient at the address set forth above (or at such other address as a party shall designate pursuant to the terms hereof) by personal delivery, certified mail (postage prepaid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused).

        11. ENTIRE AGREEMENT. This Escrow Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

        12. WAIVER, AMENDMENT OR MODIFICATION; SEVERABILITY. This Escrow Agreement shall not be waived, amended, or modified except by the written agreement of all the parties hereto. Any invalidity, in whole or in part, of any provision of this Escrow Agreement shall not affect the validity of any other of its provisions.

        13. GOVERNING LAW. This Escrow Agreement shall be governed by the laws of the State of New York, without reference to conflict of laws principles.


        14.     RESIGNATION/REPLACEMENT.

                (a) Upon sixty (60) days' prior written notice given to COMPANY and GM, the Escrow Agent may resign. Within fifteen (15) days after the giving of such notice, COMPANY and GM shall mutually designate a successor Escrow Agent. Such successor Escrow Agent shall be bound by the terms and provisions of this Escrow Agreement. In the event that no such agreement is reached within such fifteen (15) day period, the Escrow Agent shall continue to hold the Escrow Materials then held by it and shall take no further actions and shall have no further obligations hereunder except to cooperate with its successor in order to effectuate the transfer of its duties to the successor Escrow Agent.

                (b) Upon notice, COMPANY and GM may replace the Escrow Agent with a successor who shall replace Escrow Agent and be bound by all of the terms of this Escrow Agreement.

        15. ESCROW FEES. GM agrees to pay the fees of the Escrow Agent for its services hereunder during he term of this Escrow Agreement. Such fees shall consists of periodical escrow maintenance charges, at Escrow Agent's standard rates, and fees charged for carrying out its duties hereunder.

        16. TERM. This Escrow Agreement will be effective upon execution by all three parties and will terminate only (a) if and when all of the Escrow Material are delivered to GM pursuant to Section 8 ("Delivery of Escrow Material to GM"); (b) upon or at any time after termination of the License Agreement by COMPANY; or (c) if and when GM notifies COMPANY and the Escrow Agent that GM desires to terminate this Escrow Agreement. Upon termination of this Escrow Agreement pursuant to clause (b) or (c) above, the Escrow Agent will return all copies of the Escrow Materials to the COMPANY.


        17. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the year and date first above written.



-----------------------------               ------------------------------------
COMPANY                                     GM

-----------------------------
ESCROW AGENT

                                                                November 9, 1999

                                   EXHIBIT C

                         SECOND LEVEL CUSTOMER SUPPORT

                           [to be provided by Magic]

                                                                November 9, 1999

                                   EXHIBIT D

                                 SERVICE LEVELS

                                                                November 9, 1999

                                   EXHIBIT E

                                 PRESS RELEASE

                     ONSTAR AND GENERAL MAGIC SIGN AGREEMENT
                  TO PROVIDE VOICE ENABLED SERVICES IN VEHICLES

        TROY, MICH., AND SUNNYVALE, CALIF. -- OnStar and General Magic today announced that OnStar has agreed to take an equity stake of approximately $15 million in General Magic, makers of the innovative magicTalk. OnStar has selected magicTalk as the voice user interface for the OnStar Virtual Advisor, which will provide hands-free, voice-activated access to web-based information services in vehicles. General Magic is expected to provide engineering, network hosting and consulting services to OnStar as part of the ongoing relationship.

        With the magicTalk core technology integrated into the OnStar Virtual Advisor, OnStar subscribers will be able to access personalized information such as e-mail, sports, weather, news and market headlines, all through easy-to-use voice interactions.

        "Our relationship with General Magic will allow us to launch our OnStar Virtual Advisor services faster, and better meet the needs of our rapidly expanding subscriber base," said Chet Huber, general manager of OnStar. "General Magic is the leader in technologies that allow people to use conversational language to interact with voice-enabled services. Subscribers won't have to memorize complex commands or become technology wizards to have web-based services delivered in their vehicles."

        "The OnStar service is already very popular with consumers, and we are delighted to work with OnStar to provide customers with the convenience of voice-enabled access to web content and services," said Steve Markman. "We believe voice-based services like the OnStar Virtual Advisor represent an emerging new direction for consumer technology that will help people lead more productive and enjoyable lives."

        OnStar, the innovative safety, security and information service, uses Global Positioning System (GPS) satellite technology and wireless communications to link drivers and vehicles to the 24-hour OnStar Center for real-time, personalized services.

        OnStar will be included on nearly one million General Motors vehicles by the end of 2000, dramatically increasing its subscriber base from the current level of nearly 100,000. For more information, see http://www.onstar.com

        General Magic offers voice-enabled services and technology that make communication and access to information easy and convenient. The company's innovative magicTalk voice interface lets people interact with information using their own words, as if they were talking to another person. For more information about General Magic, visit the company's Web site at http://www.generalmagic.com.

        General Magic notes that this press release contains forward-looking statements. There are risks and uncertainties that may cause actual results to vary materially. These and other risk factors are detailed in General Magic's S-3, filed (list current date when issued) with the Securities and Exchange Commission.

                                                                November 9, 1999

                                   EXHIBIT F

                             MODEL FOR HOSTING FEES

                            ONSTAR NOC MONTHLY COSTS
                           General Magic Confidential

                                                       SUBSCRIBER SCENARIOS
                                             250K       500K        750K        1,000K
                                           -------     -------     -------     -------
ONSTAR BUSINESS PLAN ASSUMPTIONS:
Average Minutes per Sub per Month              [**]        [**]        [**]        [**]
Average Calls Per Week Per Subscriber          [**]        [**]        [**]        [**]
Average Call Duration (minutes)                [**]        [**]        [**]        [**]

ASSUMPTIONS FOR ESTIMATING SIMULTANEOUS
CALLS HANDLED:
Total Calls per Work Day (K)                   [**]        [**]        [**]        [**]
Drive Time Duration (hours)                    [**]        [**]        [**]        [**]
Number of Busy Hour Calls                      [**]        [**]        [**]        [**]
Average Call Duration (seconds)                [**]        [**]        [**]        [**]
Busy Hour Call Load (Erlangs)                  [**]        [**]        [**]        [**]
Blocking Percentage                            [**]        [**]        [**]        [**]
Simultaneous Calls (Erlang B
Calculation)                                   [**]        [**]        [**]        [**]    [**]
Total Minutes per Month (K)                    [**]        [**]        [**]        [**]

VUIs                                           [**]        [**]        [**]        [**]    @ [**] ports per VUI
K$                                             [**]        [**]        [**]        [**]    @ [**] per Rec Client (includes licenses)

web                                            [**]        [**]        [**]        [**]   @ [**] servers per 1M subs
K$                                             [**]        [**]        [**]        [**]   @ [**] per server

Mail                                           [**]        [**]        [**]        [**]   @ [**] servers per 1M subs
Isocor Lic                                     [**]        [**]        [**]        [**]   @ [**] Isocor per 1M users
K$                                             [**]        [**]        [**]        [**]   @ [**] per server plus $500k per Isocor

Media                                          [**]        [**]        [**]        [**]   @ [**] servers per mail server
K$                                             [**]        [**]        [**]        [**]   @ [**] per server

Info Services                                  [**]        [**]        [**]        [**]   @ [**] servers per 100k subs
K$                                             [**]        [**]        [**]        [**]   @ [**] per server

Other                                                                                     misc servers & buildout(1)
K$                                             [**]        [**]        [**]        [**]   @ [**] of VUI
TOTAL CAPITAL                                  [**]        [**]        [**]        [**]
DEPREC PER MONTH                               [**]        [**]        [**]        [**]
Other Monthly:
#T1s                                           [**]        [**]        [**]        [**]
K$                                             [**]        [**]        [**]        [**]   @ [**] per line per month

NOC Staff                                      [**]        [**]        [**]        [**]     [**] heads per 1M subs
K$                                             [**]        [**]        [**]        [**]   @ [**] per head per quarter (loaded)

Royalties
K$                                             [**]        [**]        [**]        [**]   primarily TTS -- [**]
Data Services                                  [**]        [**]        [**]        [**]
K$                                             [**]        [**]        [**]        [**]   approx [**] per month per service

                                           -------     -------     -------     -------
TOTAL MONTHLY PAID TO GENERAL MAGIC        $   340     $   501     $   637     $   789
                                           -------     -------     -------     -------

Total Per Min                                 [**]        [**]        [**]        [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
     WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.